UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

September 21, 2017
Date of Report (date of earliest event reported)

NOVUME SOLUTIONS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-55833	81-56266334
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

14420 Albermarle Point Place, Suite 200,
Chantilly, VA 20151
(Address of principal executive offices)

(703) 953-3838
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On September 21, 2017, Novume Solutions, Inc., a Delaware corporation (“Novume” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Novume, Global Technical Services Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Novume (“GTS Merger Sub”), Global Contract Professionals Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Novume (“GCP Merger Sub”), Global Technical Services, Inc. a Texas corporation (“GTS”), Global Contract Professionals, Inc., a Texas corporation (“GCP”), and the sole stockholder of GTS and GCP (the “Stockholder”). Pursuant to the Merger Agreement, Novume will acquire GTS and GCP through two reverse triangular mergers, whereby (1) GTS Merger Sub will be merged with and into GTS with GTS as the surviving corporation and (2) GCP Merger Sub will be merged with and into GCP, with GCP as the surviving corporation (each a “Merger” and together the “Mergers”). The total value of the transaction is $3.75 million and is comprised of a combination of common stock, preferred stock and cash as described below (the “Merger Consideration”).

The Merger Agreement was approved by the boards of directors of Novume, GTS Merger Sub, GCP Merger Sub, GTS and GCP, and the Stockholder. No vote by the Novume stockholders will be required to consummate the Mergers.

Subject to certain adjustments in accordance with the Merger Agreement, upon the consummation of the Mergers, the Stockholder will receive (a) $750,000 in cash, (b) 300,000 shares of Novume common stock (the “Novume Common Stock”), (c) 180,000 shares of Novume Series B Cumulative Convertible Preferred Stock (the "Novume Series B Preferred Stock") and (d) such number of shares of Novume Series B Preferred Stock representing a value (based on the original issue price of $10.00 per share of Novume Series B Preferred Stock) equal to the difference between (x) $1,200,000 and (y) the product of (1) the five (5) day VWAP (volume-weighted average price as defined in the Certificate of Designations creating the Series B Preferred Stock) of Novume Common Stock prior to the Closing Date (as defined in the Merger Agreement), multiplied by (2) 300,000, but only to the extent that “(y)” is a lower amount than “(x)”.

In addition to the Merger Consideration, Novume intends to pay in full all of the outstanding debt of GTS and GCP at closing, except for certain intercompany debt and amounts due under (a) the Secured Account Purchase Agreement dated August 22, 2012 by and between GTS and Wells Fargo Bank, National Association (the “GTS Wells Fargo Credit Facility”) and (b) the Secured Account Purchase Agreement dated August 22, 2012 by and between GCP and Wells Fargo Bank, National Association (the “GCP Wells Fargo Credit Facility” and together with the GTS Wells Fargo Credit Facility, the “Wells Fargo Credit Facilities”), which are expected to remain in effect following the consummation of the Mergers. Furthermore, as additional consideration for the cancellation of the Promissory Note (the "Promissory Note")issued by GTS for the benefit of G&W Ventures, Inc., Novume will issue 75,000 shares of Novume Common Stock to G&W Ventures, Inc. upon the consummation of the Mergers.

The Merger Agreement contains customary representations, warranties and covenants made by Novume, GTS Merger Sub, GCP Merger Sub, GTS, GCP and the Stockholder. Among others, GTS and GCP have agreed to operate their businesses, respectively, in the ordinary course during the period between the execution of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, and not to solicit proposals relating to or enter into discussions concerning any proposals for alternative business combination transactions relating to GTS or GCP (“Alternate Transactions”).

Novume, GTS and GCP currently expect to complete the Mergers on or about October 1, 2017.

The closing of the Merger Agreement is subject to the satisfaction or waiver of certain customary closing conditions, including among other things: (i) regulatory approvals; (ii) the absence of a material adverse effect on GTS or GCP; (iii) third party consents; (iv) the termination of certain agreements of GTS and GCP; (v) the accuracy of each party’s respective representations and warranties; (vi) payoff letters from the creditors of GTS and GCP, except in connection with the Wells Fargo Credit Facilities, which remain in effect following the consummation of the Mergers; and (vii) the performance of each party’s respective obligations under the Merger Agreement in all material respects.

The Merger Agreement may be terminated at any time prior to closing of the transactions contemplated by the Merger Agreement: (i) by mutual written agreement of Novume, GTS and GCP; (ii) by Novume, GTS and GCP if closing is prohibited by a governmental authority; (iii) by Novume, GTS and GCP if the closing conditions have not been satisfied or waived by October 1, 2017; (iv) by Novume, in the event of certain material incurable breaches of representations, warranties or covenants by GTS and GCP; (v) by GTS and GCP, in the event of certain material incurable breaches of representations, warranties or covenants by Novume; (vi) by Novume, in the event (A) the GTS or GCP board of directors endorses, accepts or agrees to an Alternative Transaction (as defined in the Merger Agreement) regarding GTS or GCP, respectively, or (B) if any inquiry, offer or proposal for an Alternative Transaction regarding either GTS or GCP has been made and the GTS or GCP board of directors does not reconfirm its approval of the Merger Agreement, as applicable; or (vii) by GTS or GCP (if at any time prior to approval of the Mergers by the Stockholder) it receives a Superior Proposal (as defined in the Merger Agreement) regarding GTS or GCP.

Pursuant to the Merger Agreement, the Stockholder has agreed to indemnify Novume for claims and losses arising out of or related to, among others: (i) breaches of representations and warranties of GTS and GCP; (ii) breaches of covenants of GTS, GCP or the Stockholder; (iii) the amount of the actual net working capital of GTS and GCP at closing if less than the target net working capital, as set forth in the Merger Agreement; and (iv) certain tax liabilities. Novume has agreed to indemnify the Stockholder for claims and losses arising out of or related to breaches of representations, warranties and covenants of Novume in the Merger Agreement.

The shares of Novume Common Stock and Novume Series B Preferred Stock being issued in the Mergers will be issued in reliance upon the exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified by reference in its entirety to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been filed as an exhibit hereto to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the representations and warranties and/or covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of the specific dates therein, and were solely for the benefit of the parties to the Merger Agreement. The representations and warranties and/or covenants contained in the Merger Agreement may be subject to limitations agreed upon by the parties to the Merger Agreement and are qualified by information in confidential disclosure schedules provided in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and/or covenants set forth in the Merger Agreement. Moreover, certain representations and warranties and/or covenants contained in the Merger Agreement may be subject to a standard of materiality provided for in the Merger Agreement and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties and/or covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Registration Rights

In connection with the consummation of the Mergers, and pursuant to a Registration Rights Agreement (the “Registration Rights Agreement”), the Company has agreed to provide registration rights to Stockholder and G&W Ventures, Inc. in respect of the Novume Common Stock issued to the Stockholder as Merger Consideration and issued to G&W Ventures, Inc. for the cancellation of the Promissory Note, and the Novume Common Stock underlying the Novume Series B Preferred Stock issued to the Stockholder as Merger Consideration (collectively, the “Registrable Securities”). Specifically, following the Company’s initial public offering, the Company has agreed to use commercially reasonable efforts to include the Registrable Securities on any registration statement that the Company proposes to register any of its securities for its own account or on behalf of any of its other stockholders (other than in connection with a registration relating solely to the sale of shares to the Company’s employees).

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified by reference in its entirety to the full text of the form of Registration Rights Agreement, a copy of which attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Novume Series B Preferred Stock

The Novume Series B Preferred Stock will be created by the Company in connection with the consummation of the Mergers. In the event the transactions contemplated by the Merger Agreement are not consummated, the Company does not expect to file the Certificate of Designations for the Novume Series B Preferred Stock or issue any shares of Novume Series B Preferred Stock.

The following is a summary of certain material terms and provisions of the Novume Series B Preferred Stock.

Voting Rights. The holders of Novume Series B Preferred Stock shall not have any voting rights except as expressly set forth below or as otherwise from time to time required by law.

So long as any shares of Novume Series B Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Novume Certificate of Incorporation (“Charter”), (a) each holder of shares of Novume Series B Preferred Stock will have such number of votes per share of Novume Series B Preferred Stock held by such holder on an as converted basis in the case ofvote to be taken for the election of members of the Board of Directors of Novume and (b) the vote or consent of the holders of a majority of the outstanding shares of Novume Series B Preferred Stock at the time outstanding and entitled to vote thereon shall be necessary for effecting or validating, either directly or indirectly by amendment, merger, consolidation or otherwise:

●
any amendment, alteration or repeal to the Novume Charter or the Novume Bylaws which have an adverse effect on the rights, preferences, privileges or voting powers of the Novume Series B Preferred Stock;

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at any time until November 8, 2018, (x) any declaration or payment of cash dividends on Novume Common Stock or other stock that is specifically designated as junior to the Novume Series B Preferred Stock; (y) any purchase, redemption or other acquisition for consideration of any Novume Common Stock or other junior stock, whether directly or indirectly; or (z) if and only if Novume is delinquent in the payment of dividends on Novume Series B Preferred Stock, any declaration or payment of cash dividends or purchase, redemption or other acquisition for consideration of any class of securities hereafter authorized that is specifically designated as ranking pari passu with the Novume Series B Preferred Stock, whether directly or indirectly; provided, further, however, that the consent of the holders of the Novume Series B Preferred Stock shall not be required in connection with any repurchase of any junior stock (A) held by any employee or consultant of Novume (x) upon any termination of such employee’s or consultant’s employment or consultancy pursuant to any agreement providing for such repurchase or (y) otherwise permitted pursuant to an agreement between Novume and an employee or consultant thereof; or

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any consummation of a binding share exchange or reclassification involving the Novume Series B Preferred Stock, or of a merger or consolidation of Novume with another corporation or other entity, unless in each case (x) the shares of Novume Series B Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which Novume is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, in each case, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and (y) such shares of Novume Series B Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Novume Series B Preferred Stock immediately prior to such consummation, taken as a whole; provided, further, that no vote by the holders of Novume Series B Preferred Stock under the foregoing shall be required to the extent a plan of merger, binding share exchange or similar event otherwise provides that the holders of Novume Series B Preferred Stock would receive an amount of cash in such merger, share exchange or similar event equal to the liquidation preference as of the consummation of such merger, share exchange or similar event.

Dividends. The Novume Series B Preferred Stock is entitled to quarterly dividends at a rate determined at the closing of the Mergers pursuant to a formula set forth in the form of the Certificate of Designations of the Novume Series B Preferred Stock (the "Certificate of Designation"), a copy of which is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Conversion Rights. Each holder of the Novume Series B Preferred Stock will have the right to convert each share of Novume Series B Preferred Stock into such number of fully paid and nonassessable shares of Novume Common Stock as is determined by dividing (i) the sum of (x) $10.00 (as adjusted pursuant hereto for stock splits, stock dividends, reclassifications and the like) plus (y) the amount of any accrued but unpaid dividends on such Novume Series B Preferred Stock being converted, if any, whether or not declared, to and including the date immediately prior to such date of conversion, by (ii) $5.00 (the “Conversion Price”). The number of shares of Novume Common Stock into which each share is convertible, after taking into account any such adjustments, is hereinafter referred to as the “Conversion Ratio.”

The Novume Series B Preferred Stock will automatically be converted at the then effective Conversion Ratio on the last day of any period of thirty (30) consecutive trading days, in which, during a period of twenty (20) trading days (whether consecutive or not), the VWAP per share of the Novume Common Stock equals or exceeds $7.50 (as adjusted for stock splits, stock dividends, reclassifications and the like).

Liquidation Rights. In the event of a “Liquidation Event” (as defined below), the holders of Novume Series B Preferred Stock are entitled to be paid out of the assets of Novume available for distribution to stockholders an amount equal to $10.00 per share plus the amount of any accrued but unpaid dividends thereof, if any, whether or not declared, to and including such date of liquidation. “Liquidation Event” shall mean a liquidation, dissolution or winding up of Novume in a single transaction or series of transactions. The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of Novume shall not be deemed a Liquidation Event, nor shall the merger, consolidation or any other business combination transaction of Novume into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with Novume be deemed to be a Liquidation Event.

The foregoing description of the Novume Series B Preferred Stock does not purport to be complete and is qualified by reference in its entirety to the full text of the form of the Certificate of Designations, a copy of which is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information above in Item 1.01 regarding the Novume Common Stock and Novume Series B Preferred Stock and the Certificate of Designations is incorporated herein by reference in response to this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders

The information above in Item 1.01 regarding the Novume Common Stock and Novume Series B Preferred Stock and the Certificate of Designations is incorporated herein by reference in response to this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information above in Item 1.01 regarding the Novume Series B Preferred Stock and the Certificate of Designations is incorporated herein by reference in response to this Item 5.03.

Item 8.01 Other Events.

On September 22, 2017, Novume, GTS and GCP issued a joint press release announcing, among other things, the execution of the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additional Information

This announcement is neither an offer to sell, nor a solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The securities described herein have not been and will not be registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act, and applicable state securities laws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of September 21, 2017, by and among Novume Solutions, Inc., Global Technical Services Merger Sub, Inc., Global Contract Professionals Merger Sub, Inc., Global Technical Services, Inc., Global Contract Professionals, Inc. and Paul Milligan.

4.1	Form of Registration Rights Agreement, by and among Novume Solutions, Inc., G&W Ventures Inc., and Paul Milligan.
4.2	Form of Certificate of Designations of Novume Series B Cumulative Convertible Preferred Stock.
99.1	Press release dated September 22, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVUME SOLUTIONS, INC.

By:	/s/ Robert A. Berman
Name:	Robert A. Berman
Title:	Chief Executive Officer
Date: September 21, 2017

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of September 21, 2017, by and among Novume Solutions, Inc., Global Technical Services Merger Sub, Inc., Global Contract Professionals Merger Sub, Inc., Global Technical Services, Inc., Global Contract Professionals, Inc. and Paul Milligan.

4.1	Form of Registration Rights Agreement, by and among Novume Solutions, Inc., G&W Ventures, Inc. and Paul Milligan.
4.2	Form of Certificate of Designations of Novume Series B Cumulative Convertible Preferred Stock.
99.1	Press release dated September 22, 2017.